Supplemental Indenture No. 3 SUPPLEMENTAL INDENTURE NO. 3, (this “Supplemental Indenture”) dated as of May 1, 2023, by and among the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), Churchill Downs Incorporated, a Kentucky corporation (as successor to CDI Escrow Issuer, Inc., the “Issuer”), the other Guarantors (as defined in the Indenture referred to herein), U.S. Bank Trust Company, National Association, as Trustee under the Indenture referred to below, Paying Agent, Registrar, Transfer Agent and Authenticating Agent (the “Agent”). W I T N E S S E T H: WHEREAS, the Issuer, each of the Guarantors, the Trustee and the Agent have heretofore executed and delivered an indenture dated as of April 13, 2022 (as amended, supplemented, waived or otherwise modified, including by that Supplemental Indenture No. 1 dated as of November 1, 2022 and that Supplemental Indenture No. 2 dated as of November 1, 2022, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,200,000,000 of 5.750% Senior Notes due 2030 of the Issuer (the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Agent a supplemental indenture to which each Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indentures’ (the “Guarantee”); and WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any Guarantor, the Trustee and the Agent are authorized to execute and deliver a supplemental indenture to add additional Guarantors, without the consent of any Holder; NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Issuer, the other Guarantors, the Trustee and the Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: ARTICLE I DEFINITIONS SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. ARTICLE II AGREEMENT TO BE BOUND; GUARANTEE SECTION 2.1. Agreement to be Bound. Each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. SECTION 2.2. Guarantee. Each Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee and the Agent the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis. ARTICLE III MISCELLANEOUS SECTION 3.1. Notices. All notices and other communications to any Guaranteeing Subsidiary shall be given as provided in the Indenture to such Guaranteeing Subsidiary, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer. Churchill Downs Incorporated 600 North Hurstbourne Parkway, Suite 400 Louisville, Kentucky 40222 Attention: Investor Relations Facsimile: 502-394-1160 With a copy to (which copy shall not constitute notice): Latham & Watkins LLP 10250 Constellation Blvd. Suite 1100 Los Angeles, California 90067 Attention: Steven B. Stokdyk Facsimile: 310-993-9093 SECTION 3.2. Merger and Consolidation. No Guaranteeing Subsidiary shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(f) of the Indenture. SECTION 3.3. Release of Guarantee. This Guarantee shall only be released in accordance with Section 10.2 of the Indenture. SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained. SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability. SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits. SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. SECTION 3.9. The Trustee and the Agent. Each of the Trustee and the Agent makes no representation or warranty as to the validity, adequacy or sufficiency of this Supplemental Indenture or with respect to the statements and recitals contained herein, all of which statements and recitals are made solely by the other parties hereto. SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee. SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. [Signature Pages Follow]